Exhibit 10

                              CONSULTING AGREEMENT

     AGREEMENT made this 1st day of January, 1998 between MERRIMAC INDUSTRIES, INC., a New Jersey corporation (the "Company"), and ARTHUR A. OLINER (the "Consultant").

                               W I T N E S S E T H

     WHEREAS, the Company desires to employ the Consultant to advise and assist it in its business and the Consultant has agreed to provide and perform consulting services on terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and covenants contained herein, the parties agree as follows:

     1. Appointment. The Company hereby retains Consultant, and Consultant agrees to act, in an advisory and consulting capacity to the Company for a term commencing on the date hereof and to continue in force thereafter for the Term (as defined in Section 5).

     2. Consulting Services. Consultant agrees during the Term to render services of an advisory and consultative nature in order that the Company may have the benefit of Consultant's expertise and knowledge of the affairs of the Company. Consultant will perform services hereunder for 20 hours per month (non-cumulative) as directed by the Chief Executive Officer of the Company relating to high level contact with customers in the Pacific Rim region; Multi-mix product development, including wave guiding structures, cross talk, antennas and feeds and Butler matrices; instruction relating to advanced microwave theory; new technology review process; advice to the Chief Executive Officer on technology matters; and attending technical conferences on behalf of the Company. It is contemplated that Consultant will provide


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     the services hereunder in the  Massachusetts,  New Jersey and New York area
(except for normal business travel) or at the Company's request at such other location as may be mutually agreed upon by the Company and Consultant.

     3. Consulting Fee. The Company shall pay Consultant as a fee for the services rendered pursuant to this Agreement a sum equal to Three Thousand
($3,000) Dollars per month. For services provided in excess of 20 hours in a particular month the Company shall pay the Consultant at an hourly rate equal to $150.00 per hour. Payments for the period January 1, 1998 through March 31, 1998 shall be made in arrears on April 1, 1998 and thereafter shall be paid monthly in arrears the first day of each month commencing May 1, 1998.

     4.  Expenses.   The  Company  shall  reimburse  Consultant  for  reasonable out-of-pocket business expenses upon presentation of appropriate evidence thereof.

     5. Term. This Agreement shall be for a term commencing on the date hereof and shall continue for a period of not less than twelve (12) months (the "Initial Period"). At the expiration of the Initial Period, the Agreement shall continue from year to year upon the conditions stated herein unless terminated pursuant to Section 6. The Initial Period and each period thereafter during which this Agreement continues in effect prior to its termination is referred to herein as the "Term".

     6. Termination. The Company's obligation under this Agreement may be terminated by the Company upon written notice to Consultant at least thirty (30) days prior to the end of the then-current Term, in which case Consultant's employment will terminate at the end of such Term. Consultant's obligation to provide consulting services hereunder may be terminated by Consultant at any time after the Initial Period upon ninety (90) days written notice to the Company. This Agreement shall also terminate on Consultant's death or, at the Company's

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option,  the Consultant's  inability to perform his required services for a period of sixty (60) days because of illness or disability. Notwithstanding any of the foregoing provisions of this Agreement, the Company may, at any time during the Term without prior notice, discharge the Consultant for "Cause" (as hereinafter defined). In the event that Consultant ceases to provide consulting services hereunder for any reason other than discharge by the Company without Cause, the Company shall pay to Consultant all consulting fees accrued but unpaid through the date of termination, and the Company shall not have any further obligations under this Agreement, except as may otherwise be required by law. For the purposes of this Agreement, the Company shall be deemed to have Cause to terminate the Consultant's employment hereunder for: (a) willful failure to perform normal and customary duties for an extended period for any reason other than death or total disability; (b) gross negligence or willful misconduct, including but not limited to, fraud, embezzlement or intentional misrepresentation; (c) commission of, or indictment or conviction for, a felony;
(d) willfully engaging in competitive activities against the Company or purposely aiding a competitor of the Company; (e) misappropriation of a material opportunity of the Company; (f) oral or written publication of information relating to the Company not in the public domain; or (g) violation of any material term of this Agreement and failure to cure within ten days after receipt of notice of such violation. If the Consultant is dismissed for Cause, the Company shall pay to Consultant all salary accrued but unpaid through the date of termination, and the Company shall not have any further obligations under this Agreement, except as may otherwise be required by law.

     7. Non-Competition; Confidential Information and Indemnification. During the Term and for the three (3) year period thereafter, Consultant shall not, without the express prior written consent of the Company, directly or indirectly:

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(i) engage in any activity,  business or service, either on his own account or as an employee, officer, director, partner, trustee, principal, consultant, joint venturer, investor, or investor with or in any person or entity, that in whole or in part is competitive with the business activities of the Company; (ii) solicit, interfere with or endeavor to entice away from the Company any of its customers or suppliers; or (iii) solicit, entice or initiate contact for purposes of offering employment with any current employee of the Company or any person who was an employee of the Company within a period of one year after that person leaves the employ thereof, and will notify the Company before employing any such person;

provided, however, that nothing in this Section 7 shall be construed to prevent Consultant from owning, as an investment, up to 1% of a class of equity securities issued by any competitor of the Company or its affiliates that is publicly traded and registered under Section 12 of the Exchange Act.

     Without limiting the generality of this Section 7, and although the restrictions contained in this Section 7 are considered by the parties hereto to be fair and reasonable in the circumstances, it is recognized that restrictions may fail for technical reasons, and accordingly it is hereby agreed that if any such restrictions shall be adjudged by a court to be void or unenforceable for whatever reason, but would be valid if part of the wording thereof were deleted, or the period thereof reduced or the area dealt with thereby reduced in scope, the restrictions contained in this Section 7 shall apply, at the election of the Board of Directors of the Company, with such reductions in geographic or temporal scope as may be necessary to make them valid, effective and enforceable in the particular jurisdiction in which the restrictions are adjudged to be void or unenforceable.

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     (b)   Confidential   Information.   Consultant   shall  not   disclose  any
confidential information of the Company or its affiliates which is now known to him or which hereafter may become known to him as a result of his consulting services hereunder, and shall not at any time directly or indirectly disclose any such information to any person, firm, corporation or other entity, or use the same in any way other than in connection with the business of the Company or its affiliates, during and at all times after the expiration of the Term; provided, however, that nothing in this Section 7 shall prohibit Consultant from communicating, disclosing or using information that has become known generally by the public or otherwise has come into the public domain (other than by disclosure by Consultant in breach of this Agreement). Consultant's contractual obligation under this paragraph, however, shall not extend beyond one year after the end of the Term.

     (c) Company's Remedies for Breach. It is recognized that damages in the event of breach of this Section 7 by Consultant would be difficult, if not impossible, to ascertain, and it is therefore agreed that the Company, in addition to and without limiting any other remedy or right it may have, shall have the right to an injunction or other equitable relief in any court of competent jurisdiction enjoining any such breach, and Consultant hereby waives any and all defenses he may have on the ground of lack of jurisdiction or competence of the court to grant such an injunction or other equitable relief. The existence of this right shall not preclude the Company from pursuing any other rights and remedies at law or in equity which the Company may have.

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     (d)  Indemnification.  To the extent  permitted by law,  Consultant will be indemnified under the articles of incorporation and by-laws, as applicable, of the Company or any subsidiary thereof for which Consultant is performing services and, to the extent permitted under currently applicable insurance policies, to be covered by directors and officers liability insurance policies covering directors and officers of the Company that are the same as or provide coverage at least equivalent to those carried by the Company on August 1, 1997.


     8. Assignment. The duties of the Company and Consultant may not be assigned, provided that the obligations of the Company shall be binding upon any successor to all or substantially all of the Company's business by purchase, merger, consolidation or otherwise.

     9. Independent Contractor. Consultant is an independent contractor and has and shall have no power, nor will Consultant represent that Consultant has any power, to bind the Company or to assume or create any obligation or responsibility on behalf of the Company. Consultant shall not be entitled to participate in any retirement, disability, life insurance, saving or other plans maintained for employees of the Company or to receive any benefits or compensation not explicitly provided in this Agreement.

     10. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New Jersey without regard to its principles of conflicts of laws.

     11. Entire Agreement. This Agreement constitutes the entire understanding of the parties relating to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings, whether oral or written, relating to the subject matter hereof. The terms of this Agreement may be modified only by a written instrument executed by the parties hereto.

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     12.  Notice.  Any  notice,  request,   consent,  waiver,  demand  or  other
communication required or permitted under this Agreement shall be effective only if it is in writing and delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

     If to the  Company:

          Merrimac  Industries,  Inc.
          41 Fairfield  Place
          West  Caldwell,  New Jersey 07006
          Facsimile: (973) 575-0531
          Attention: President and Chief Executive Officer

     If to the Consultant:

          Dr. Arthur A. Oliner
          11 Dawes Road
          Lexington, Massachusetts  02173

or to such other person or address as either party may designate by notice to the other and shall be deemed to have been given as of the date so personally delivered or mailed.

     13. Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this instrument as of the day and year first written above.

                                             MERRIMAC INDUSTRIES, INC.


                                             By:      /s/ Mason N. Carter
                                                      -----------------------
                                                      Name: Mason N. Carter
                                                      Title: Chairman and
                                                      Chief Executive Officer




                                                      /s/ Arthur A. Oliner
                                                      -----------------------
                                                      Arthur A. Oliner




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